Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2021 with respect to the consolidated financial statements of DeepGreen Metals Inc. (the “Company”) as at and for the years ended December 31, 2020 and December 31, 2019, included in the Registration Statement (Form S-1) of TMC the metals company Inc..

/s/ Ernst & Young LLP

Chartered Professional Accountants

Vancouver, Canada

October 7, 2021